                                                                    EXHIBIT 23.3




                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]




                         Independent Auditors' Consent
                         -----------------------------



We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-63607 of Norwest Corporation on Form S-4 of our report dated January 16, 1998 on the financial statements of First National Bank of Missouri City appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Deloitte & Touche LLP



Houston, Texas
September 29, 1998